EXHIBIT 10.2

HIGHBURY FINANCIAL INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (the “Agreement”) dated as of September 14, 2009, is made by and among Highbury Financial Inc., a Delaware corporation (the “Company”), the parties named on Schedule A hereto as Investors (individually, an “Investor” and collectively, the “Investors”) and the parties named on Schedule A hereto as Management Stockholders (the “Management Stockholders”).

RECITALS

WHEREAS, on August 10, 2009, the Company and the Investors entered into an Exchange Agreement (the “First Exchange Agreement”) pursuant to which the Company agreed to issue to the Investors, and the Investors agreed to exchange (the “First Exchange”) Series B LLC Units of Aston Asset Management LLC with the Company for, shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”);

WHEREAS, as a condition to, and in connection with, the First Exchange, the Company, the Investors and the Management Stockholders entered into an Investor Rights Agreement as of August 10, 2009 (the “Investor Rights Agreement”);

WHEREAS, the Company and the Investors have entered into an Exchange Agreement (the “Second Exchange Agreement”) dated as of even date herewith pursuant to which the Company agreed to issue to the Investors, subject to the conditions set forth in the Second Exchange Agreement, and the Investors agreed to exchange (the “Second Exchange”) shares of Series B Preferred Stock for shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, it is a condition to the Second Exchange that the Company and the Investors amend and restate the Investor Rights Agreement as hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend and restate the Investor Rights Agreement as follows:
ARTICLE I

REGISTRATION RIGHTS

Section 1.01.         Certain Definitions.  For purposes of this Agreement:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Certificate of Designation” means the Certificate of Designation with respect to the Series B Preferred Stock.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” is defined in the recitals to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Conversion Shares” means any shares of Common Stock issued upon the conversion of Series B Preferred Stock and the Second Exchange Shares.

“Demand Registration” is defined in Section 1.02(a).

“Demanding Holder” is defined in Section 1.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“First Exchange Agreement” is defined in the recitals to this Agreement.

“First Exchange” is defined in the recitals to this Agreement.

“Form S-3” is defined in Section 1.04.

“Founders Registration Rights Agreement” means that certain Registration Rights Agreement dated January 25, 2006 among the Company and the Investors named on the signature pages thereto, as amended from time to time.

“Indemnified Party” is defined in Section 1.10(c).

“Indemnifying Party” is defined in Section 1.10(c).

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 1.10(a).

“Investor Rights Agreement” is defined in the recitals to this Agreement.

“Management Stockholders” is defined in the preamble to this Agreement.

“Maximum Number of Shares” is defined in Section 1.02(d).

“Piggy-Back Registration” is defined in Section 1.03(a).

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all of the Conversion Shares, owned or held by Investors, together with any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of shares of Common Stock that are Registrable Securities.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement, with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) such Registrable Securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Second Exchange” is defined in the recitals to this Agreement.

“Second Exchange Agreement” is defined in the recitals to this Agreement.

“Second Exchange Shares” is defined in Section 2.01.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Series B Preferred Stock” is defined in the recitals to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

Section 1.02.         Demand Registration.

(a)           Request for Registration.  Subject to the restrictions on transfer set forth in Article II hereof, the holders of a majority-in-interest of the then outstanding Registrable Securities held by the Investors or the transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”); provided that the number of shares of Registrable Securities requested to be included in any such Demand Registration shall in no event be less than 500,000 shares of Common Stock (as ratably adjusted on account of any stock splits, stock combinations, stock dividends or similar recapitalizations with respect to the Series B Preferred Stock).  Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.  The Company will notify all holders of Registrable Securities of the demand within five (5) business days, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company.  Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 1.02(d) and the provisos set forth in Section 1.05(a).  The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 1.02(a) in respect of Registrable Securities.

(b)           Effective Registration.  A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(c)           Underwritten Offering.  If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering.  In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein.  All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

(d)           Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other security holders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration, regardless of the number of shares of Registrable Securities held by each Demanding Holder) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to the terms of the Founders Registration Rights Agreement and that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(e)           Withdrawal.  If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration.  If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 1.02(a).

Section 1.03.         Piggy-Back Registration.

(a)           Piggy-Back Rights.  Subject to the restrictions on transfer set forth in Article II hereof,  if at anytime that any Registrable Securities are outstanding the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 1.02), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within fifteen (15) days following receipt of such notice (a “Piggy-Back Registration”).  The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(b)           Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 1.03, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i)           If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii)           If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock as to which registration has been requested pursuant to the terms of the Founders Registration Rights Agreement; (C) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Registrable Securities as to which registration has been requested under this Section 1.03 (pro rata in accordance with the number of shares of Registrable Securities held by each such holder) and (E) fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(c)           Withdrawal.  Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in this Section 1.03.

Section 1.04.         Registrations on Form S-3.  The holders of Registrable Securities may at any time and from time to time that any Registrable Securities are outstanding, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering.  Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 1.04:  (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.  Registrations effected pursuant to this Section 1.04 shall not be counted as Demand Registrations effected pursuant to Section 1.02.

Section 1.05.         Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Article I, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)           Filing Registration Statement.  The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 1.02, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 1.05(c); provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

(b)           Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

(c)           Amendments and Supplements.  The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any atop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn from inclusion in such Registration Statement.

(d)           Notification.  After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

(e)           State Securities Laws Compliance.  The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to register the Registrable Securities in a jurisdiction in which such registration would cause the Company to be obligated to qualify to do business in any such jurisdiction, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction.

(f)           Agreements for Disposition.  The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.  The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement.  No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.  Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type.  Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Article I hereof.  Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities shall be reasonably required to effect the registration of the Registrable Securities.

(g)           Cooperation.  The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(h)           Records.  The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(i)           Opinions and Comfort Letters.  The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.  In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(j)           Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)           Listing.  The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

Section 1.06.         Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.05(d)(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 1.04 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information and holder would be deemed an “insider” under such program, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 1.05(d)(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed or is inapplicable to such holder, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 1.07.         Registration Expenses.  The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 1.02, any Piggy-Back Registration pursuant to Section 1.03, and any registration on Form S-3 effected pursuant to Section 1.04, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation; (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 1.05(k); (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 1.05(i)); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration.  The Company shall have no obligation to pay any underwriting discounts or selling commissions or transfer taxes, if any, attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions or transfer taxes, if any, shall be borne by such holders.  Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

Section 1.08.         Information.  The holders of Registrable Securities shall provide such information relating to such holder and its intended method of distribution of such Registrable Securities as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to this Article I and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

Section 1.09.         Holder Obligations.  No holder of Registrable Securities may participate in any underwritten offering pursuant to this Article I unless such holder (i) agrees to sell only such holder’s Registrable Securities on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting, agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

Section 1.10.         Indemnification and Contribution.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.  The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 1.10(a).

(b)           Indemnification by Holders of Registrable Securities.  Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action.  Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment of all underwriting fees, discounts, commissions and taxes) actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 1.10(a) or (b), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure.  If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(d)           Contribution.

(i)           If the indemnification provided for in the foregoing Section 1.10(a), (b) and (c) is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 1.10(d)(i).  The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 1.10(d), no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of all underwriting fees, discounts, commissions and taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 1.11.         Rule 144.  The Company covenants that it shall file any filings required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission but not Rule 144A.

Section 1.12.         Requested Consent.  The Company agrees to use commercially reasonable efforts to obtain the necessary consents pursuant to the Founders Registration Rights Agreement for the rights of the holders of Registrable Securities to include shares in a “demand” registration pursuant to Section 1.03(b) pari passu (rather than subordinate) to the rights with respect to shares of Common Stock exercising piggy-back rights pursuant to the Founders Registration Rights Agreement.  The Company shall provide the Investors with prompt written notice at such time as it has obtained such consent.  Upon obtaining such consent, Section 1.03(b) shall automatically, and without further action by the Company or any Investor, be amended in its entirety to read as follows:

“(b)         If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock as to which registration has been requested pursuant to the terms of the Founders Registration Rights Agreement and the Registrable Securities to which registration has been requested under this Section 1.03 (pro rata in accordance with the number of shares of Registrable Securities and Common Stock held by each such holder) and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.”

ARTICLE II

TRANSFER RESTRICTIONS; RIGHT OF FIRST OFFER; VOTING RIGHTS

Section 2.01.          Transferability of Shares.  Subject to the provisions of Section 2.03 below, no shares of Series B Preferred Stock or shares of Common Stock issued pursuant to the Second Exchange Agreement (“Second Exchange Shares”) may, directly or indirectly, be sold, assigned, transferred, gifted or exchanged, nor may any Investor (or transferee thereof) offer to do any of the foregoing (each, a “Transfer”), nor may any direct or indirect interest in any Investor be, directly or indirectly, Transferred by any holder thereof, nor may any stockholder or other holder of an ownership interest in Investor which is not a natural person offer to do any of the foregoing, and no Transfer by an Investor (or transferee thereof) or holder of an ownership interest in an Investor shall be binding upon the Company or any Investor, in each case unless (i) such Transfer is expressly permitted by this Article II and (ii) the Company receives an executed copy of the documents effecting such Transfer and such documents are in compliance with the requirements of this Article II and otherwise in form and substance reasonably satisfactory to the Company.  No shares of Series B Preferred Stock or Second Exchange Shares may be pledged, hypothecated, optioned or encumbered, nor may any direct or indirect ownership interests in an Investor may be pledged, hypothecated, optioned or encumbered, nor may any offer to do any of the foregoing be made, without the prior written consent of the Company in its sole discretion.  Each Investor agrees to comply, and to cause its owners and transferees to comply (as applicable), with the provisions of this Article II.  An Investor’s shares of Series B Preferred Stock and Second Exchange Shares (or, in the case of an Investor which is not a natural person, direct (but in no event indirect) ownership interests in such Investor) may be Transferred solely:

(a)           with the prior written consent of the Company, which consent may be granted or withheld by the Company in its reasonable discretion;

(b)           (i) upon the death of such Investor (in the case of an Investor who is a natural person), with respect to shares of Series B Preferred Stock and Second Exchange Shares held by such Investor, or upon the death of a direct holder of ownership interests in such Investor (in the case of an Investor which is not a natural person), with respect to the direct ownership interests in such Investor held by such deceased holder, in either such case such specified ownership interests may be Transferred by will or the laws of descent and distribution (without the consent of the Company, but, in all such cases of Transfers of Series B Preferred Stock, subject to the provisions regarding redemption of such shares of Series B Preferred Stock by the Company pursuant to Section 10 of the Certificate of Designation for the Series B Preferred Stock, which shall continue to be binding upon the shares of Series B Preferred Stock of such Investor (and the holders thereof) notwithstanding such death) or (ii) in connection with the appointment of a legal guardian or conservator for such Investor or a direct holder of equity interests therein (as applicable) in the event of incapacity, to the extent such legal guardian or conservator succeeds as a matter of law to record ownership of such shares of Series B Preferred Stock or Second Exchange Shares or direct ownership interests (as applicable) and provided that such Investor or holder of direct ownership interests (as applicable) remains the beneficial owner of such interests; or

(c)           (i) a Management Stockholder may Transfer his or her shares of Series B Preferred Stock and Second Exchange Shares, or (ii) direct ownership interests in an Investor which is not a natural person may be Transferred by its related Management Stockholder, in either such case to members of such Management Stockholder’s Immediate Family (or trusts for the benefit of such Management Stockholder or the members of such Management Stockholder’s Immediate Family, provided that any such trust does not require or permit distribution of such interests other than to such Management Stockholder, members of such Management Stockholder’s Immediate Family, or such Management Stockholder’s related original Investor that is a party hereto).

provided that in the case of (b) or (c) above, (i) the transferee first enters into an agreement with the Company in form and substance reasonably satisfactory to the Company agreeing to be bound by the provisions of this Agreement, and (ii) whether or not the transferee enters into such an agreement, such shares of Series B Preferred Stock, Second Exchange Shares and ownership interests in such Investor (as applicable) shall thereafter remain subject to this Agreement.  The transferees pursuant to the provisions of Section 2.01(b) and (c) hereof, and, to the extent set forth in any consent of the Company pursuant to Section 2.01(a), the transferees pursuant to Section 2.01(a) are referred to as “Permitted Transferees”.

(d)           For purposes of this Section 2.01, the following terms shall have the meanings set forth below:

(i)           “Affiliate” shall mean, with respect to any Person (herein the “first party”), any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term “control” as used herein (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such Person, or (b) otherwise direct the management or policies of such Person by contract or otherwise (other than solely as a director of a corporation (or similar entity) that has five (5) or more directors).

(ii)          “Controlled Affiliate” shall mean, with respect to a Person, any Affiliate of such Person under its “control,” as the term “control” is defined in the definition of Affiliate.

(iii)         “Immediate Family” shall mean, with respect to any natural person, (a) such person’s spouse, parents, grandparents, children, grandchildren and siblings, (b) such person’s former spouse(s) and current spouses of such person’s children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which substantially all of the interests are held directly or indirectly by the foregoing.

(iv)        “Management Stockholder(s)” shall mean (a) in the case of any Investor which is a natural person, such Investor, and (b) in the case of any Investor which is not a natural person, that certain employee of Aston (or one of its Controlled Affiliates) who is the owner of the issued and outstanding capital stock of, or other equity interests in, such Investor and is listed as such on Schedule A hereto (including any such employee after such employee has transferred any of his or her interest in such Investor to a Permitted Transferee).

(v)          “Person” means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

Section 2.02.         Right of First Offer.  In the event that any Investor proposes to Transfer any Conversion Shares which would cause the aggregate number of Conversion Shares Transferred by such Investor (or any group of Investors acting in concert with respect to the Transfer of Conversion Shares) to exceed 300,000 shares (as adjusted on account of any stock splits, stock dividends or similar events affecting the Common Stock) after the date hereof, the selling Investor or Investors shall furnish to the Company, a notice, stating such Investor’s or Investors’ desire to make such a Transfer and the number of shares of Conversion Shares to be Transferred (the “Offered Shares”).  At any time within one (1) business day of the receipt of a notice pursuant to the preceding sentence (the “Right of First Offer Period”), the Company shall have the right by delivery of a written notice to the selling Investor (the “Offer Notice”) to offer to purchase all, but not less than all, of the Offered Shares.  Each Offer Notice shall constitute an irrevocable offer by the Company to the Investor to purchase the Offered Shares described in the Offer Notice at the price specified in the Offer Notice.  At any time in the three (3) trading day period following delivery of the Offer Notice the selling Investor may (i) elect to accept the offer pursuant to the Offer Notice by delivery of written notice to the Company or (ii) sell any of the Offered Shares, publicly or privately, but in compliance with applicable securities laws, at a price per share in excess of the price per share provided in the Offer Notice.  For the avoidance of doubt, if any proposed Transfer by an Investor (or any group of Investors acting in concert with respect to such Transfer) would result in the Transfer of more than an aggregate of 300,000 Conversion Shares after the date hereof (as adjusted on account of any stock splits, stock dividends or similar event affecting the Common Stock) by such Investor after the date hereof, all of the Conversion Shares included in such proposed Transfer shall be subject to this terms of this Section 2.02.  Notwithstanding anything contained in this Section 2.02 to the contrary, Second Exchange Shares only may be Transferred pursuant to Sections 2.01 and 2.03 hereof.

(a)           Exercise.  In the event that the Company fails to deliver a timely Offer Notice, then the selling Investor or Investors may sell any of the Offered Shares, publicly or privately, but in compliance with applicable securities laws, on any terms and conditions and for any price, during the ten (10) trading day period following the expiration of the Right of First Offer Period.  If, at the end of such ten (10) trading day period, the Investor shall not have sold the Offered Shares, it shall be necessary for the terms of this Section 2.02 separately complied with, in order to consummate a Transfer, which would otherwise be subject to this Section 2.02.

(b)           Closing.  If the selling Investor accepts the Offer set forth in the Offer Notice, the Investor or Investors shall be required to sell the Offered Shares to the Company, and the Company shall be required to purchase from the Investor or Investors the Offered Shares, for the price set forth in the Offer Notice.  The sole representations and warranties from the selling Investor to be contained in the purchase agreement for the purchase of the Offered Shares shall be representations and warranties substantially similar to those set forth in Sections 4.01, 4.02(b), 4.05 and 4.06 of the First Exchange Agreement.  The closing of the purchase and sale of the Offered Shares to the Company will take place as soon as is reasonably practicable thereafter, but in any event no later than ten (10) days after the Investor’s delivery of a written notice accepting the Offer, and at such date, time and place as the Company and the Investors may reasonably determine.

Section 2.03.         Second Exchange Share Transfers.  Notwithstanding anything contained in Section 2.01 to the contrary, each holder of Second Exchange Shares, together with its, his or her Permitted Transferees, shall have the right, in its, his or her sole discretion, to Transfer:

(a)           any or all Second Exchange Shares at any time after the first to occur of (i) immediately prior to the consummation of a Change of Control, (ii) the occurrence of a Reduction in AUM or (iii) the termination of employment with Aston Asset Management LLC (or its Controlled Affiliates) of the Management Stockholder who owns such holder (or the former or current holder of which such holder was a Permitted Transferee) as a result of such Management Stockholder’s death, Permanent Incapacity, Retirement or Removal Upon the Instruction of the Management Committee (with capitalized terms used in this Section 2.03(a), but not otherwise defined in this Agreement, having the meanings provided for such terms in the Certificate of Designation).

(b)           during the twelve month period commencing April 20, 2011, and each twelve month period commencing on each April 20 thereafter, up to the following cumulative percentage of the aggregate number of Second Exchange Shares issued to such holder under the Second Exchange Agreement (as ratably adjusted on account of any stock splits, stock dividends or similar events affecting the Common Stock):

Twelve Month Period Commencing April 20	Cumulative Percentage Which May be Sold

2011	20

2012	40

2013	60

2014	80

2015 and thereafter	100

Section 2.04.         Restrictive Legends.  It is understood and agreed that the certificates evidencing the shares of Series B Preferred Stock and the certificates evidencing the shares of Common Stock issued upon conversion of, or in exchange for, Series B Preferred Stock until such time as such shares of Common Stock represented by such certificates are Transferred in compliance with the provisions of this Article II, shall bear the following legends, in addition to any other legends required by Delaware law:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT WHICH PLACES RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES REPRESENTED HEREBY.  A COPY OF THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

Section 2.05.         Voting Rights of Series B Preferred and Second Exchange Shares.

(a)           From and after the Closing (as defined in the Second Exchange Agreement), each of the Investors hereby agrees, on its own behalf and on behalf of its Permitted Transferees, that to the extent that the Investors and their Permitted Transferees in the aggregate would, but for the operation of this Section 2.05(a), have the right to vote Second Exchange Shares and shares of Series B Preferred Stock which, together, represent  more than 25% of the votes which may be cast on any matter to be voted upon by the holders of capital stock of the Company (the “25% Cap”), such Investor shall not, and shall cause its Permitted Transferees not to, vote its Pro Rata Percentage of that number of shares of Series B Preferred Stock which, if voted, would cause the 25% Cap to be exceeded.  Nothing contained in this Section 2.05(a) shall limit the voting rights of the Second Exchange Shares.  For purposes of this Section 2.05(a), “Pro Rata Percentage” shall mean a fraction, the numerator of which is the number of shares of Series B Preferred Stock owned by such Investor and the denominator of which is the total number of outstanding shares of Series B Preferred Stock.

(b)           From and after the Closing (as defined in the Second Exchange Agreement), each Investor hereby agrees to waive its right to elect one director to the Company’s Board of Directors as provided in Section 3(c) of the Certificate of Designation; such that until such time as the holders of Series B Preferred Stock own less than 300 shares of Series B Preferred Stock, such holders shall have the right to elect only one director.

ARTICLE III

MISCELLANEOUS.

Section 3.01.         Termination.  This Agreement shall terminate, and have no further force and effect, (i) when the Company shall consummate a transaction or series of related transactions deemed to be a Liquidation Event pursuant to, and defined in, the Company’s Certificate of Designation for the Series B Preferred Stock, as the same may be amended from time to time or (ii) upon the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding and Series B Preferred Stock then outstanding, voting together on an as-converted basis with the Registrable Securities.

Section 3.02.         Notices.  All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses:

if to the Company:

Highbury Financial Inc.
999 Eighteenth Street, Suite 300
Denver, Colorado 80202
Attention:  Richard S. Foote
Facsimile:  303-893-2902

with a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Attention:  Floyd I. Wittlin
Facsimile:  212-702-3625

if to the Investors or Management Stockholders:

120 North LaSalle Street, 25th Floor
Chicago, Illinois  60601
Facsimile:  312-268-1335

with a copy to:

Sonnenschein Nath & Rosenthal LLP
233 S. Wacker Drive
Suite 7800
Chicago, Illinois 60606-6404
Attention:  Michael D. Rosenthal
Facsimile: 312-876-7934

or at such other address as a party may furnish in writing to each other party.

Section 3.03.         Amendments, Modifications and Waivers.  Any covenant, agreement, provision or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by (and only by) an instrument in writing signed by the Company and the holders of a majority of the Registrable Securities then outstanding and Series B Preferred Stock then outstanding, voting together on an as-converted basis with the Registrable Securities.

Section 3.04.         Successors and Assigns.  This Agreement shall be so binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 3.05.         Severability.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereto eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without included therein any such part or parts which may, for any reason, be hereafter declared invalid.

Section 3.06.         Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 3.07.         Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 3.08.         Governing Law.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.  .  Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in the City of Chicago for any claim, suit or proceeding arising under this Agreement to enforce any arbitration award or obtain equitable relief and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court (subject to the provisions of Section 3.09 hereof).  To the extent permitted by law, each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 3.02 hereof.  The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions.

Section 3.09.         Dispute Resolution.  All disputes arising in connection with this Agreement shall be resolved in binding arbitration in accordance with the applicable rules of the American Arbitration Association.  The arbitration shall be held in the City of Chicago before a single arbitrator selected in accordance with Section 11 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.  The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs except as otherwise provided herein.  The provisions of this Section 3.09 shall be enforceable in any court of competent jurisdiction, and the parties shall bear their own costs in the event of any proceeding to enforce this Agreement except as otherwise provided herein.  The arbitrator shall assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party or parties against the other party or parties to such proceeding).  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney’s fees, incurred by the other party in enforcing the award.

Section 3.10.         Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be considered an original, but all of which taken together shall constitute one instrument.

Section 3.11.         Interpretation.  No provisions of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted or dictated such provision.

[Signature Pages Follow]

The parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date first written above.

COMPANY:

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Name: Richard S. Foote
Title: President & CEO

INVESTORS:

SDB ASTON, INC.

By:	/s/ Stuart D. Bilton
Name: Stuart D. Bilton
Title: President

KCA ASTON, INC.

By:	/s/ Kenneth C. Anderson
Name: Kenneth C. Andersen
Title: President

GFD ASTON, INC.

By:	/s/ Gerald F. Dillenburg
Name: Gerald F. Dillenburg
Title: President

CRD ASTON, INC.

By:	/s/ Christine R. Dragon
Name: Christine R. Dragon
Title: President

JH ASTON, INC.

By:	/s/ Joseph Hays
Name: Joseph Hays
Title: President

BCH ASTON, INC.

By:	/s/ Betsy C. Heaberg
Name: Betsy C. Heaberg
Title: President

DAR ASTON, INC.

By:	/s/ David A. Robinow
Name: David A. Robinow
Title: President

JPR ASTON, INC.

By:	/s/ John P. Rouse
Name: John P. Rouse
Title: President

MANAGEMENT STOCKHOLDERS:

/s/ Stuart D. Bilton
Stuart D. Bilton

/s/ Kenneth C. Anderson
Kenneth C. Anderson

/s/ Gerald F. Dillenburg
Gerald F. Dillenburg

/s/ Christine R. Dragon
Christine R. Dragon

/s/ Joseph Hays
Joseph Hays

/s/ Betsy Heaberg
Betsy Heaberg

/s/ David Robinow
David Robinow

/s/ John Rouse
John Rouse

SCHEDULE A

Investors

SDB Aston, Inc.
KCA Aston, Inc.
GFD Aston, Inc.
CRD Aston, Inc.
JH Aston, Inc.
BCH Aston, Inc.
DAR Aston, Inc.
JPR Aston, Inc.

Management Stockholders

Stuart Bilton
Kenneth C. Anderson
Gerald Dillenburg
Christine R. Dragon
Joseph Hays
Betsy Heaberg
David Robinow
John Rouse